Exhibit 5.1

September 20, 2017

American Midstream Partners, LP

2103 CityWest Blvd., Bldg. 4, Suite 800

Houston, Texas 77042

Re:	American Midstream Partners, LP Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to American Midstream Partners, LP, a Delaware limited partnership (the “Partnership”), American Midstream Finance Corporation, a Delaware corporation (together with the Partnership, the “Issuers”), and certain of the Partnership’s subsidiaries and affiliates listed on Annex A hereto (the “Guarantors”) in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-4 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the offering by the Issuers of up to $300,000,000 aggregate principal amount of the Issuers’ 8.50% Senior Notes due 2021 (the “New Notes”) in exchange for a like principal amount of the Issuers’ outstanding 8.50% Senior Notes due 2024 (the “Outstanding Notes”).

The New Notes are to be issued pursuant to the Indenture, dated as of December 28, 2017, as supplemented by the Supplemental Indenture, dated as of March 8, 2017, and the Second Supplemental Indenture, dated as of September 18, 2017 (as so amended and supplemented, the “Indenture”), among the Issuers, the Guarantors party thereto and Wells Fargo Bank, National Association, as trustee (the “Trustee”), and are or will be guaranteed pursuant to the terms of the Indenture (the “Guarantees”).

In arriving at the opinion expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of the Indenture, the Outstanding Notes and the Guarantees related thereto and the forms of the New Notes and the Guarantees related thereto, and such other documents, corporate records, certificates of officers of the Issuers and the Guarantors and of public officials and other instruments as we have deemed necessary or advisable to enable us to render these opinions. In our examination, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. As to any facts material to these opinions, we have relied to the extent we deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Issuers, the Guarantors and others.

American Midstream Partners, LP

September 20, 2017

We are not admitted or qualified to practice law in Alabama, Georgia, Louisiana and Nevada. Therefore, we have relied upon the opinion of Adams and Reese LLP, Alabama counsel to American Midstream (AlaTenn), LLC, American Midstream (Alabama Gathering), LLC, American Midstream (Alabama Intrastate), LLC and American Midstream (Tennessee River), LLC, Georgia counsel to Blackwater Georgia L.L.C., Louisiana counsel to Blackwater New Orleans L.L.C., and Nevada counsel to Blackwater Midstream Corp., certain of the Guarantors, filed as an exhibit to the Registration Statement, with respect to matters governed by the laws of Alabama, Georgia, Louisiana and Nevada.

We are not admitted or qualified to practice law in Maryland. Therefore, we have relied upon the opinion of Miles & Stockbridge P.C., Maryland counsel to Blackwater Maryland, L.L.C., one of the Guarantors, filed as an exhibit to the Registration Statement, with respect to matters governed by the laws of Maryland.

We are not admitted or qualified to practice law in Oklahoma. Therefore, we have relied upon the opinion of Conner & Winters, LLP, Oklahoma counsel to AMID Crude Oil Storage LLC, one of the Guarantors, filed as an exhibit to the Registration Statement, with respect to matters governed by the laws of Oklahoma.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that, when the New Notes are executed and authenticated in accordance with the provisions of the Indenture and issued and delivered in exchange for the Outstanding Notes in the manner described in the Registration Statement, the New Notes will constitute legal, valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with their respective terms, and the Guarantees of the New Notes will constitute legal, valid and binding obligations of the Guarantors obligated thereon, enforceable against such Guarantors in accordance with their respective terms.

The opinion expressed above is subject to the following additional assumptions, exceptions, qualifications and limitations:

We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of New York, the Delaware Revised Uniform Limited Partnership Act, as amended (the “Delaware LP Act”), the Delaware General Corporation Law (the “DGCL”), the Delaware Limited Liability Company Act (the “Delaware LLC Act”) and the Texas Business Organizations Code (the “TBOC”). We are not admitted to practice in the State of Delaware; however, we are generally familiar with the Delaware LP Act, the DGCL and the Delaware LLC Act as currently in effect and have made such inquiries as we consider necessary to render the opinion above. This opinion is limited to the effect of the current state of the laws of the State of New York and, to the limited extent set forth above, the State of Delaware and the State of Texas and the facts as they currently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

American Midstream Partners, LP

September 20, 2017

The opinions above are each subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors’ generally, including without limitation the effect of statutory or other laws regarding fraudulent transfers or preferential transfers and (ii) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law.

We express no opinion regarding the effectiveness of (i) any waiver of stay, extension or usury laws; (ii) provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to public policy or federal or state securities laws; (iii) any purported fraudulent transfer “savings” clause; or (iv) any provision to the effect that every right or remedy is cumulative and may be exercised in addition to any other right or remedy or that the election of some particular remedy does not preclude recourse to one or more others.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/S/ GIBSON, DUNN & CRUTCHER LLP

ANNEX A

Guarantors

Guarantor	State of Formation
American Midstream, LLC	Delaware
American Midstream (Alabama Gathering), LLC	Alabama
American Midstream (Alabama Intrastate), LLC	Alabama
American Midstream (AlaTenn), LLC	Alabama
American Midstream (Burns Point), LLC	Delaware
American Midstream (Lavaca), LLC	Delaware
American Midstream (Louisiana Intrastate), LLC	Delaware
American Midstream (Mississippi), LLC	Delaware
American Midstream (SIGCO Intrastate), LLC	Delaware
American Midstream (Tennessee River), LLC	Alabama
American Midstream AMPAN, LLC	Delaware
American Midstream Bakken, LLC	Delaware
American Midstream Blackwater, LLC	Delaware
American Midstream Chatom, LLC	Delaware
American Midstream Chatom Unit 1, LLC	Delaware
American Midstream Chatom Unit 2, LLC	Delaware
American Midstream Costar, LLC	Delaware
American Midstream Delta House, LLC	Delaware
American Midstream East Texas Rail, LLC	Delaware
American Midstream Emerald, LLC	Delaware
American Midstream Gas Solutions, LP	Delaware
American Midstream Gas Solutions GP, LLC	Delaware
American Midstream Gas Solutions LP, LLC	Delaware
American Midstream Madison, LLC	Delaware
American Midstream Marketing, LLC	Delaware
American Midstream Mesquite, LLC	Delaware
American Midstream Midla Reconfiguration, LLC	Delaware
American Midstream Offshore (Seacrest) LP	Texas
American Midstream Onshore Pipelines, LLC	Delaware
American Midstream Permian, LLC	Delaware
American Midstream Piney Woods, LLC	Delaware

American Midstream Republic, LLC	Delaware
American Midstream Terminaling, LLC	Delaware
American Midstream Transtar Gas Processing, LLC	Delaware
AMID Crude Oil Services LLC	Delaware
AMID Crude Oil Storage LLC	Oklahoma
AMID Crude Trucking LLC	Delaware
AMID Energy Products Supply LLC	Delaware
AMID Liquids Trucking LLC	Delaware
AMID Merger LP	Delaware
AMID NLR LLC	Delaware
AMID Payment Services, LLC	Delaware
AMID Refined Products LLC	Delaware
AMID Silver Dollar Pipeline LLC	Delaware
AMID St. Croix LLC	Delaware
AMID Caddo LLC	Delaware
Argo Merger GP Sub, LLC	Delaware
Blackwater Georgia, L.L.C.	Georgia
Blackwater Harvey, LLC	Delaware
Blackwater Investments, Inc.	Delaware
Blackwater Maryland, L.L.C.	Maryland
Blackwater Midstream Corp.	Nevada
Blackwater New Orleans, L.L.C.	Louisiana
Centana Gathering, LLC	Delaware
Centana Oil Gathering, LLC	Delaware
D-Day Offshore Holdings, LLC	Delaware
High Point Gas Gathering, L.L.C.	Texas
High Point Gas Gathering Holdings, LLC	Delaware
High Point Gas Transmission, LLC	Delaware
High Point Gas Transmission Holdings, LLC	Delaware